SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

Royce Micro-Cap Trust, Inc.
(Exact Name of Registrant as Specified in its Charter)
Maryland

13-3739778

(State of Incorporation or Organization)

(I.R.S. Employer Identification No.)

1414 Avenue of the Americas, New York, New York

10019

(Address of Principal Executive Offices)

(Zip Code)

      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. /X/

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. /_/

      Securities Act registration statement file number to which this form relates: 33-68950.

      Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class
to be so Registered

Name of Each Exchange on Which
Each Class is to be Registered

Common Stock

New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:
None.

Item 1. Description of Registrant's Securities to be Registered.

      The section captioned "Description of Shares" in the Registrant's form of Preliminary Prospectus filed as a part of Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form N-2 (File No. 33-68950), filed with the Securities and Exchange Commission (the "Commission") on December 14, 1993, is incorporated herein by reference.

Item 2. Exhibits.

      The following exhibit has been filed with the Commission:

1.   Articles of Amendment and Restatement to the Articles of Incorporation dated November 17, 1993. (1)

2.   Articles of Amendment dated June 29, 1995. (2)

3.   Form of Articles Supplementary dated January 31, 2003. (3)

(1)   Incorporated by reference to Pre-Effective Amendment No. 2 to the Fund's Registration Statement on Form N-2, filed with the SEC on December 14, 1993 (File No. 33-68950).

(2)   Incorporated by reference to the Fund's Semi-Annual Report on Form NSAR-A filed with the SEC on September 14, 1995.

(3)   Incorporated by reference to the Fund's Report on Form NSAR-B filed with the SEC on February 27, 2003.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

ROYCE MICRO-CAP TRUST, INC. (Registrant)
/s/ John E. Denneen
By: John E. Denneen Title: Secretary

November 25, 2003